Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Medical Discoveries, Inc.

We consent to the incorporation by reference in Registration Statement on Form S-8 (Nos. 333-92446) of Medical Discoveries, Inc. of our report dated November 28, 2007, appearing in this Annual Report on Form 10-KSB of Medical Discoveries, Inc. for the year ended December 31, 2006.

/s/ HANSEN, BARNETT & MAXWELL. P.C.
Hansen, Barnett & Maxwell. P.C.
REGISTERED PUBLIC ACCOUNTANTS
December 6, 2007